Exhibit 5

              OPINION AND CONSENT OF WEIL, GOTSHAL & MANGES LLP


                                 March 18, 1998

Franklin Resources, Inc.
777 Mariners Island Blvd.
San Mateo, California 94404

Ladies and Gentlemen:

      We have acted as counsel to Franklin Resources, Inc. (the "Company") in connection with the filing of the Registration Statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission on the date hereof with respect to 4,000,000 shares of common stock of the Company, par value $0.10 per share (the "Common Stock"), being registered in connection with the Company's 1998 Employee Stock Investment Plan (the "Plan").

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock reserved for issuance upon the exercise of options granted and to be granted under the Plan will be, when issued and paid for upon such exercise in accordance with the provisions of the Plan, validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to any and all references to our firm in the Registration Statement.

      The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

      The opinion expressed herein is rendered solely for your benefit in connection with the transaction described herein. Except as noted above, this opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP
                                           Weil, Gotshal & Manges LLP